EXHIBIT 99.1

RLI REPORTS FIRST QUARTER 2021 RESULTS

PEORIA, ILLINOIS, April 21, 2021 – RLI Corp. (NYSE: RLI) – RLI Corp. reported first quarter 2021 net earnings of $73.0 million ($1.60 per share), compared to a net loss of $61.3 million (-$1.36 per share) for the first quarter of 2020. Operating earnings(1) for the first quarter of 2021 were $39.6 million ($0.87 per share), compared to $29.8 million ($0.66 per share) for the same period in 2020.

	First Quarter
Earnings Per Diluted Share	2021	2020
Net earnings (loss)	$1.60	$(1.36)
Operating earnings (1)	$0.87	$0.66

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

•	Underwriting income(1) of $29.9 million on a combined ratio(1) of 86.9.
•	Gross premiums written increased 20%, up 10% when adjusting for the return of premium to transportation customers impacted by the pandemic in 2020.
•	Net favorable development in prior years’ loss reserves, resulting in a $31.4 million net increase in underwriting income.
•	Losses from winter storms, resulting in a $13.6 million net decrease in underwriting income.
•	Book value per share of $25.55, an increase of 2% (inclusive of dividends) from year-end 2020.

“We are proud to report excellent first quarter results,” said RLI Corp. Chairman and CEO Jonathan E. Michael. “Despite an active winter storm season, we achieved an 87 combined ratio while continuing to find growth opportunities across our portfolio. Premium volume was up over last year in all three segments, primarily driven by rate increases and expanded distribution. Looking ahead, we will continue to build on our 25 consecutive years of underwriting profitability and focus on growing book value, which is possible through the dedication of our employee owners.”

Underwriting Income

RLI achieved $29.9 million of underwriting income in the first quarter of 2021 on an 86.9 combined ratio, compared to $17.2 million on a 92.0 combined ratio in 2020.

Results for both years include net favorable development in prior years’ loss reserves, which totaled $31.4 million and $12.9 million for 2021 and 2020, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2021	2020		2021	2020
Casualty	$24.9	$(1.3)	Casualty	83.3	100.9
Property	(1.0)	9.9	Property	101.9	77.7
Surety	6.0	8.6	Surety	78.5	68.9
Total	$29.9	$17.2	Total	86.9	92.0

(1)	See discussion below: Non-GAAP and Performance Measures.

--more--

Other Income

Net investment income for the quarter decreased 7.6% to $16.4 million, compared to the same period in 2020. The investment portfolio’s total return was 0.2% for the quarter.

RLI’s comprehensive earnings were $28.3 million for the quarter ($0.62 per share), compared to a comprehensive loss of $74.3 million (-$1.65 per share) for the same quarter in 2020. In addition to net earnings, comprehensive earnings (loss) included after-tax unrealized gains/(losses) from the fixed income portfolio.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $3.7 million for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty insurance company, was $3.7 million. Comparatively, for the first quarter of 2020, equity in earnings of unconsolidated investees from Maui Jim and Prime was $2.6 million and $1.9 million, respectively.

Dividends Paid in the First Quarter of 2021

On March 19, 2021, the company paid a regular quarterly dividend of $0.24 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $495 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2021 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, April 22, 2021, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/mmc/p/32ig7qpn.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2020.

--more--

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 45 consecutive years and delivered underwriting profits for 25 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Vice President, Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses, Net of Reinsurance
	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2021	2020
Net favorable development in casualty prior years' reserves	$28.2	$6.4
Net favorable development in property prior years' reserves	$6.1	$4.8
Net favorable development in surety prior years' reserves	$2.8	$4.0

Net incurred losses related to:
2021 storms	$(16.0)	$-
2020 and prior events	$-	$(0.5)

	Operating Earnings Per Share
	Three Months Ended March 31,
	2021	2020
Operating Earnings Per Share(1)	$0.87	$0.66

Specific items included in operating earnings per share:(2) (3)
Net favorable development in casualty prior years' reserves	$0.44	$0.12
Net favorable development in property prior years' reserves	$0.08	$0.05
Net favorable development in surety prior years' reserves	$0.03	$0.06

Net incurred losses related to:
2021 storms	$(0.24)	$-
2020 and prior events	$-	$(0.01)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
SUMMARIZED INCOME STATEMENT DATA:	2021	2020	% Change
Net premiums earned	$228,595	$215,582	6.0%
Net investment income	16,424	17,778	(7.6)%
Net realized gains	14,150	15,152	(6.6)%
Net unrealized gains (losses) on equity securities	28,162	(130,395)	NM
Consolidated revenue	$287,331	$118,117	143.3%
Loss and settlement expenses	104,892	111,021	(5.5)%
Policy acquisition costs	74,990	72,941	2.8%
Insurance operating expenses	18,796	14,381	30.7%
Interest expense on debt	1,901	1,897	0.2%
General corporate expenses	3,342	1,755	90.4%
Total expenses	$203,921	$201,995	1.0%
Equity in earnings of unconsolidated investees	6,424	4,514	42.3%
Earnings (loss) before income taxes	$89,834	$(79,364)	NM
Income tax expense (benefit)	16,822	(18,097)	NM
Net earnings (loss)	$73,012	$(61,267)	NM

Other comprehensive earnings (loss), net of tax	(44,747)	(13,031)	243.4%
Comprehensive earnings (loss)	$28,265	$(74,298)	NM

Operating earnings(1):
Net earnings (loss)	$73,012	$(61,267)	NM
Less:
Realized gains	(14,150)	(15,152)	(6.6)%
Income tax on realized gains	2,972	3,182	(6.6)%
Unrealized (gains) losses on equity securities	(28,162)	130,395	NM
Income tax on unrealized gains (losses) on equity securities	5,914	(27,383)	NM
Operating earnings	$39,586	$29,775	33.0%

Return on Equity:
Net earnings (trailing four quarters)	27.2%	6.8%
Comprehensive earnings (trailing four quarters)	29.5%	9.4%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,674	44,920

Net earnings (loss) per share	$1.60	$(1.36)	NM
Less:
Realized gains	(0.31)	(0.34)	(8.8)%
Income tax on realized gains	0.07	0.07	0.0%
Unrealized (gains) losses on equity securities	(0.62)	2.90	NM
Income tax on unrealized gains (losses) on equity securities	0.13	(0.61)	NM
EPS from operations(1)	$0.87	$0.66	31.8%

Comprehensive earnings (loss) per share	$0.62	$(1.65)	NM

Cash dividends per share - ordinary	$0.24	$0.23	4.3%

Net Cash Flow provided by (used in) Operations	$60,287	$(5,767)	NM

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2021 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2021	2020	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,175,869	$2,196,626	(0.9)%
(amortized cost - $2,096,852 at 3/31/21)
(amortized cost - $2,061,467 at 12/31/20)
Equity securities, at fair value	555,209	524,006	6.0%
(cost - $298,926 at 3/31/21)
(cost - $293,190 at 12/31/20)
Other invested assets	50,413	54,232	(7.0)%
Cash and cash equivalents	94,935	62,217	52.6%
Total investments and cash	$2,876,426	$2,837,081	1.4%

Premiums and reinsurance balances receivable	149,736	174,628	(14.3)%
Ceded unearned premiums	111,071	113,488	(2.1)%
Reinsurance balances recoverable on unpaid losses	454,921	443,729	2.5%
Deferred policy acquisition costs	92,595	88,425	4.7%
Property and equipment	50,470	51,406	(1.8)%
Investment in unconsolidated investees	134,314	128,382	4.6%
Goodwill and intangibles	53,617	53,719	(0.2)%
Other assets	49,290	47,627	3.5%
Total assets	$3,972,440	$3,938,485	0.9%

Unpaid losses and settlement expenses	$1,795,275	$1,750,049	2.6%
Unearned premiums	590,364	586,386	0.7%
Reinsurance balances payable	26,560	42,265	(37.2)%
Funds held	85,572	81,747	4.7%
Income taxes - deferred	74,624	80,235	(7.0)%
Bonds payable, long-term debt	149,536	149,489	0.0%
Accrued expenses	45,784	75,925	(39.7)%
Other liabilities	49,939	36,411	37.2%
Total liabilities	$2,817,654	$2,802,507	0.5%
Shareholders' equity	1,154,786	1,135,978	1.7%
Total liabilities & shareholders' equity	$3,972,440	$3,938,485	0.9%

OTHER DATA:
Common shares outstanding (in 000's)	45,203	45,143

Book value per share	$25.55	$25.16	1.6%
Closing stock price per share	$111.57	$104.15	7.1%

Statutory surplus	$1,187,640	$1,121,592	5.9%

RLI CORP

2021 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended March 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2021

Gross premiums written	$188,896		$74,537		$31,462		$294,895
Net premiums written	148,891		55,986		30,112		234,989
Net premiums earned	148,770		51,642		28,183		228,595
Net loss & settlement expenses	70,247	47.2%	31,637	61.3%	3,008	10.7%	104,892	45.9%
Net operating expenses	53,656	36.1%	21,010	40.6%	19,120	67.8%	93,786	41.0%
Underwriting income (loss)(1)	$24,867	83.3%	$(1,005)	101.9%	$6,055	78.5%	$29,917	86.9%

2020

Gross premiums written	$159,236		$56,721		$29,875		$245,832
Net premiums written	127,177		41,427		28,499		197,103
Net premiums earned	143,420		44,348		27,814		215,582
Net loss & settlement expenses	94,265	65.7%	15,971	36.0%	785	2.8%	111,021	51.5%
Net operating expenses	50,478	35.2%	18,469	41.7%	18,375	66.1%	87,322	40.5%
Underwriting income (loss)(1)	$(1,323)	100.9%	$9,908	77.7%	$8,654	68.9%	$17,239	92.0%

(1)	See discussion above: Non-GAAP and Performance Measures.